Exhibit 4

ADDENDUM TO THE

LIMITED PARTNERSHIP AGREEMENT

OF

RANKIN ASSOCIATES II, L.P.

This Addendum (this “Addendum”), dated as of October 28, 2016, to Limited Partnership Agreement of Rankin Associates II, L.P., dated as of February 6, 1998, as amended as of December 26, 2001 and December 17, 2002 (the “Agreement”), is made by and among the Partners of Rankin Associates II, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS:

WHEREAS, the Partnership owns interests in Hyster-Yale Materials Handling, Inc., a Delaware corporation (“HY”); and

WHEREAS, the Partners of the Partnership deem it advisable to add certain language, by this Addendum, to the Agreement to account for the HY interests owned by it.

AGREEMENTS:

In consideration of the mutual promises, covenants and agreements set forth in this Addendum, the Partners of the Partnership agree as follows:

1.        The following Sections shall apply in place of those same numbered Sections currently set forth in the Agreement but only with respect to the HY interest(s) owned by the Partnership, and the Sections currently set forth in the Agreement shall continue to apply with respect to all other interests owned by the Partnership (including NACCO, as defined in the Agreement) and shall not be modified in any way by this Addendum:

Section 1.3

“1.3     “Applicable HY Class A Closing Price Average” means the average of the closing prices of the HY Class A Shares on the New York Stock Exchange (or on the principal national securities exchange or automated quotation system of national securities dealers on which the HY Class A Shares may then be traded) on the five trading dates preceding the relevant Starting Date as reported in The Wall Street Journal (or, if such periodical is not then published, the most comparable periodical then being published).”

Section 1.14

“1.14    “Fair Market Value” means the price at which the property being valued would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both being reasonably informed of the relevant factors and in light of the circumstances and prospects surrounding the business of the Partnership. A determination of the Fair Market Value of Partnership Interests shall take into consideration appropriate discounts for lack of marketability and minority interest related to such Partnership Interests, but will not take into consideration the affect of any liquidity provided by the provisions of Section 7.4. A determination of the Fair Market Value of Partnership Property shall not take into consideration any HY Class A Shares or HY Class B Shares not owned by the Partnership.”

Section 1.31

“1.31     “HY” means Hyster-Yale Materials Handling, Inc., a Delaware corporation.”

Section 1.32

“1.32     “HY Class A Shares” means shares of Class A Common Stock, par value $0.01 per share, of HY.”

Section 1.33

“1.33     “HY Class B Shares” means shares of Class B Common Stock, par value $0.01 per share, of HY.”

Section 1.34

“1.34     “HY Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of September 28, 2012, by and among HY, as HY and as depository, and the Participating Stockholders (as such term is defined therein), as amended from time to time.”

Section 1.35

“1.35     “HY Restated Certificate” means the Second Amended and Restated Certificate of Incorporation of HY, filed with the Secretary of State of the State of Delaware on September 26, 2012, as amended. References to specific sections of the HY Restated Certificate shall be deemed to include references to provisions addressing the same or similar subject matter of any amendment or amendment and restatement of the HY Restated Certificate that becomes effective after the date hereof.”

Section 4.5(b)

      “(b) All distributions shall be made in proportion to the Partners’ Partnership Percentages except (i) when the Managing Partner by majority vote of its Board of Directors approves the disproportionate distribution, or (ii) with respect to any payment of HY Class A Shares or HY Class B Shares by the Partnership pursuant to Section 7.7(a). The Managing Partner is encouraged to consider disproportionate distributions to defray the income tax liabilities resulting from special allocations under Section 704(c) of the Code, but such disproportionate distributions shall not be required. Subject to Section 4.5(a) of this Agreement, the Managing Partner is expressly authorized to make monthly or other periodic draws with respect to one or more, but not necessarily all, of the Partners, on the condition that compensating distributions, determined with or without interest in the discretion of the Managing Partner, shall be made to the other Partners on or before the end of March of the following calendar year so that the total draws and compensating distributions shall be proportionate. For all purposes of this Agreement, except as provided in the immediately preceding sentence or Section 1.49(f), a distribution among the Partners which is not in proportion to Partnership Percentages shall be regarded as disproportionate. In the event that a disproportionate distribution occurs, the Managing Partner shall appropriately adjust the Capital Accounts of the Partners to reflect such disproportionate distribution. This adjustment of Capital Accounts, and thus Partnership Interests, shall be in addition to the adjustment in Partnership Percentages.”

Section 5.2

“5.2    Management of Partnership Property Consisting of HY Stock.

   (a)    The Managing Partner by the approval of a majority of its Board of Directors shall direct the voting of the HY Class A Shares and HY Class B Shares held by the Partnership and may authorize the Partnership to enter into a voting arrangement with respect to any or all of such HY Class A Shares and HY Class B Shares.

   (b)    The Partnership will not Transfer any HY Class B Shares without the consent of a majority of the Board of Directors of the Managing Partner and the consent of Partners owning more than 75% of all Partnership Interests.

   (c)    The Partnership shall not Transfer any HY Class A Shares, other than to acquire HY Class B Shares, without the consent of a majority of the Board of Directors of the Managing Partner and the consent of Partners owning more than 75% of all Partnership Interests.”

Section 7.2

“7.2     Restriction on Transfers. Except as otherwise provided in this Agreement, no Partner shall, either during the Partner’s lifetime or upon the Partner’s death, Transfer any of the Partnership Interests now owned or hereafter acquired by such Partner. Moreover, no Partner shall Transfer or attempt to Transfer any Partnership Interest if such Transfer or attempted Transfer is contrary to the provisions of the HY Restated Certificate or HY Stockholders’ Agreement. In the event of any purported or attempted Transfer of Partnership Interests that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a Partner of the Partnership for any purpose and shall not be entitled to any of the rights of a Partner of the Partnership, including, without limitation, the right to vote the Partnership Interests or to receive a certificate for Partnership Interests or any distributions of any kind on or with respect to Partnership Interests. Any purported or attempted Transfer of Partnership Interests made other than in accordance with the provisions of this Agreement shall be void ab initio and the last holder of record who acquired such Partnership Interests in a manner not contrary to the provisions of this Agreement shall be recognized as the holder of such Partnership Interests for all purposes and the Partnership Interests shall continue to be treated as Partnership Interests for all purposes under this Agreement, shall be deemed owned by such recognized holder for purposes of the operation of this Agreement and shall continue to be subject to the terms of this Agreement.”

Section 7.7

“7.7     Terms of Sale. The Purchase Price for all Partnership Interests purchased pursuant to Section 7.4 or Section 7.5 of this Agreement shall be paid at the Closing, as follows:

    (a)     If the purchaser is the Partnership, the Partnership, at its election, may pay its portion of the Purchase Price in HY Class B Shares, HY Class A Shares, immediately available United States Funds, or any combination of such consideration as follows:

(i)

to the extent that the Partnership elects to pay the Purchase Price in HY Class B Shares, the Partnership shall pay to the selling Partner, such number of HY Class B Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in HY Class B Shares, divided by (B) the Applicable HY Class A Closing Price Average; and

(ii)

to the extent that the Partnership elects to pay the Purchase Price in HY Class A Shares, the Partnership shall pay to the selling Partner, such number of HY Class A Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in HY Class A Shares, divided by (B) the Applicable HY Class A Closing Price Average (if necessary the Partnership may convert HY Class B Shares to HY Class A Shares to pay such Purchase Price); and

(iii)	immediately available United States Funds equal to that portion of the Purchase Price not paid by delivery of HY Class B Shares or HY Class A Shares.

    (b)     If the purchaser is a Partner, such Partner may pay its portion of the Purchase Price in HY Class A Shares, immediately available United States Funds, or any combination of such consideration as follows:

(i)

to the extent that the Partner elects to pay the Purchase Price in HY Class A Shares, such Partner shall deliver to the Selling Partner such number of HY Class A Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in HY Class A Shares, divided by (B) the Applicable HY Class A Closing Price Average; and

(ii)	immediately available United States Funds equal to that portion of the Purchase Price not paid by delivery of HY Class A Shares.”

Section 9.1

“9.1     Dissolution and Termination. The Partnership shall continue for the term described in Section 2.4 hereof, unless earlier dissolved (a) with the consent of the Managing Partner and Partners owning more than ninety percent (90%) of all Partnership Interests, or (b) upon the bankruptcy of a General Partner unless the continuation of the Partnership is agreed to in writing by all other General Partners, if any, or by Partners holding more than fifty percent (50%) of all Capital Accounts and all Partnership Percentages (exclusive of the Capital Accounts and Partnership Percentages of the bankrupt General Partner), or with the consent of the Managing Partner, upon the Transfer of substantially all of the HY Class A Shares and HY Class B Shares held by the Partnership. In the event that the Partnership is dissolved, the assets of the Partnership shall be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof, and the proceeds therefrom, together with any assets distributed in kind, shall be distributed first to creditors to satisfy all debts and liabilities of the Partnership other than loans or advances made by the Partners to the Partnership, then to the establishment of reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the Partnership, then to the repayment of any loans or advances made by the Partners to the Partnership, with the balance, if any, to be distributed in accordance with the balances in each Partner’s Capital Account at that time. Solely for the purposes of determining the balances of the Partners’ Capital Accounts at that time, any Partnership Property that is distributed in kind shall be treated as though such Partnership Property were sold for its Fair Market Value as of the date of distribution, as determined by an independent appraiser. Upon completion of the foregoing, the Partnership shall be terminated.”

Section 10.1

“10.1     Grant of Power. Each Partner by his, her or its signature below irrevocably makes, constitutes and appoints the Managing Partner, and each of them, his, her or its true and lawful attorney in his, her or its name, place and stead in any capacities, with the power from time to time to substitute or resubstitute one or more others as such attorney, and to make, execute, swear to, acknowledge, verify, deliver, file, record and publish any and all documents, certificates or other instruments which may be required or deemed desirable by the Managing Partner to (a) effectuate the provisions of any part of this Agreement or any amendments to this Agreement, (b) enable the Partnership to conduct its business, (c) comply with any applicable law in connection with the Partnership’s conduct of its business, (d) retain professional services, including accounting and legal counsel, for the Partnership (including, without limitation, the waiver on behalf of the Partnership and each Partner of any conflict arising from such professional’s representation of another client on matters in which the interests of the Partnership, any Partner or any affiliate of the Partnership or any Partner may be adverse to such other client), or (e) to execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, of beneficial ownership of HY Class A Shares and/or HY Class B Shares, subject to the HY Stockholders’ Agreement, as amended from time to time, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(f)(iii) under such Act in connection with such statements, all initial statements of and changes of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Partner grants to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 10.”

2.     This Addendum shall be (and hereby is) incorporated into and made a part of the Agreement.

3.     This Addendum shall be governed by and construed in accordance with the laws of the State of Delaware.

4.     This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

General Partner RANKIN MANAGEMENT, INC.

By:	/s/ Alfred M. Rankin, Jr.

Name:	Alfred M. Rankin, Jr.
Title:	President

And:	/s/ Claiborne R. Rankin

Name:	Claiborne R. Rankin
Title:	Secretary

Limited Partners (See Attached Pages)

Trust created by the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee and Alfred M. Rankin, Jr. creating a trust for the benefit of Alfred M. Rankin, Jr.

By:	/s/ Alfred M. Rankin, Jr.

Name:	Alfred M. Rankin, Jr.
Title:	Trustee

Trust created by the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler, creating a trust for the benefit of Helen P. (Rankin) Butler

By:	/s/ Helen R. Butler

Name:	Helen R. Butler
Title:	Trustee

Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.

By:	/s/ John C. Butler

Name:	John C. Butler
Title:	Trustee

Clara Rankin Butler 2002 Trust, dated November 5, 2002, between John C. Butler, Jr., as trustee, and Helen Rankin Butler, creating a trust for the benefit of Clara Rankin Butler

By:	/s/ John C. Butler

Name:	John C. Butler
Title:	Trustee

Griffin Bedwell Butler 2002 Trust, dated November 5, 2002, between John C. Butler, Jr., as trustee, and Helen Rankin Butler, creating a trust for the benefit of Griffin Bedwell Butler

By:	/s/ John C. Butler

Name:	John C. Butler
Title:	Trustee

Trust created by the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams, creating a trust for the benefit of Clara T. (Rankin) Williams

By:	/s/ Clara R. Williams

Name:	Clara R. Williams
Title:	Trustee

/s/ David B. Williams
David B. Williams

Margo Jamison Victoire Williams 2004 Trust, dated December 10, 2004, between David B. H. Williams, as trustee; and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

By:	/s/ David B. H. Williams

Name:	David B. H. Williams
Title:	Trustee

Helen Charles Williams 2004 Trust, dated December 10, 2004, between David B. H. Williams as trustee, and Clara Rankin Williams creating a trust for the benefit of Helen Charles Williams

By:	/s/ David B. H. Williams

Name:	David B. H. Williams
Title:	Trustee

Trust created by the Agreement, dated December 29, 1967. as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

By:	/s/ Thomas T. Rankin

Name:	Thomas T. Rankin
Title:	Trustee

/s/ Corbin K. Rankin
Corbin K. Rankin

Trust created by the Agreement, dated December 20, 1993, as supplemented, amended, and restated, between Matthew M. Rankin, as trustee, and Matthew M. Rankin, creating a trust for the benefit of Matthew M. Rankin

By:	/s/ Matthew M. Rankin

Name:	Matthew M. Rankin
Title:	Trustee

Trust created by the Agreement, dated May 10, 2007, between Matthew M. Rankin, as co-trustee, and James T. Rankin, as co-trustee, creating a trust for the benefit of Mary Marshall Rankin

By:	/s/ James T. Rankin

Name:	James T. Rankin
Title:	Co-Trustee

By:	/s/ Matthew M. Rankin

Name:	Matthew M. Rankin
Title:	Co-Trustee

Trust created by the Agreement, dated May 10, 2007, between Matthew M. Rankin, as co-trustee, and James T. Rankin, as co-trustee, creating a trust for the benefit of William Alexander Rankin

By:	/s/ James T. Rankin

Name:	James T. Rankin
Title:	Co-Trustee

By:	/s/ Matthew M. Rankin

Name:	Matthew M. Rankin
Title:	Co-Trustee

/s/ Elizabeth B. Rankin
Elizabeth B. Rankin

/s/ James T. Rankin
James T. Rankin

Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin

By:	/s/ James T. Rankin
Name:	James T. Rankin
Title:	Trustee

/s/ Lynne Turman Rankin
Lynne Turman Rankin

/s/ James T. Rankin
James T. Rankin, as custodian for minor Margaret Pollard Rankin

/s/ Thomas Parker Rankin
Thomas Parker Rankin

Thomas P. K. Rankin, trustee of the trust created by the agreement, dated February 2, 2011, as supplemented, amended, and restated, between Thomas P. K. Rankin, as trustee, and Thomas P. K. Rankin, creating a trust for the benefit of Thomas P. K. Rankin

By:	/s/ Thomas P. K. Rankin
Name:	Thomas P. K. Rankin
Title:	Trustee

Trust created by the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

By:	/s/ Claiborne R. Rankin
Name:	Claiborne R. Rankin
Title:	Trustee

Trust created under the Agreement dated June 1, 1995, as supplemented, amended, and restated, between Chloe O. Rankin, as trustee, and Chloe O. Rankin, creating a trust for the benefit of Chloe O. Rankin

By:	/s/ Chloe O. Rankin
Name:	Chloe O. Rankin
Title:	Trustee

Trust created by the Agreement, dated January 13, 1998, as supplemented, amended and restated, between Chloe R. (Rankin) Seelbach, as trustee, and Chloe R. (Rankin) Seelbach, creating a trust for the benefit of Chloe R. (Rankin) Seelbach

By:	/s/ Chloe R. Seelbach
Name:	Chloe R. Seelbach
Title:	Trustee

/s/ Scott Seelbach
Scott Seelbach

Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach

By:	/s/ Chloe R. Seelbach
Name:	Chloe R. Seelbach
Title:	Trustee

Trust created by the Agreement, dated December 21, 2004 between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach

By:	/s/ Chloe R. Seelbach
Name:	Chloe R. Seelbach
Title:	Trustee

Trust created by the Agreement, dated December 21, 2004 between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach

By:	/s/ Chloe R. Seelbach
Name:	Chloe R. Seelbach
Title:	Trustee

Trust created by the Agreement, dated December 21, 2004, as supplemented, amended, and restated, between Julia R. (Rankin) Kuipers, as trustee, and Julia R. (Rankin) Kuipers, creating a trust for the benefit of Julia R. (Rankin) Kuipers

By:	/s/ Julia R. Kuipers
Name:	Julia R. Kuipers
Title:	Trustee

Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers

By:	/s/ Julia R. Kuipers
Name:	Julia R. Kuipers
Title:	Trustee

Trust created by the Agreement, dated August 25, 2000, as supplemented, amended and restated, between Claiborne R. Rankin, Jr. as trustee, and Claiborne R. Rankin, Jr., creating a trust for the benefit of Claiborne R. Rankin, Jr.

By:	/s/ Claiborne R. Rankin, Jr.
Name:	Claiborne R. Rankin, Jr.
Title:	Trustee

Trust created by the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Ranking, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

By:	/s/ Roger F. Rankin
Name:	Roger F. Rankin
Title:	Trustee

Trust created by the Agreement, dated September 11, 2000, as supplemented, amended, and restated, between Alison A. Rankin, as trustee, and Alison A. Rankin, creating a trust for the benefit of Alison A. Rankin

By:	/s/ Alison A. Rankin
Name:	Alison A. Rankin
Title:	Trustee

Alison A. Rankin as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997 with Roger Rankin, Grantor

By:	Alison A. Rankin
Name: Alison A. Rankin
Title: Trustee

Alison A. Rankin, as trustee under Irrevocable Trust No 2, dated September 11, 2000, for the benefit of A. Farnham Rankin

By:	Alison A. Rankin
Name: Alison A. Rankin
Title: Trustee

Alison A. Rankin as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997 with Roger F. Rankin, Grantor

By:	Alison A. Rankin
Name: Alison A. Rankin
Title: Trustee

Alison A. Rankin, as trustee under Irrevocable Trust No, 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin

By:	Alison A. Rankin
Name: Alison A. Rankin
Title: Trustee

Trust created by the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin

By:	Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr.
Title: Trustee

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